UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2007
NATURAL HEALTH TRENDS CORP.

(Exact name of Company as specified in its charter)

Delaware	0-26272	59-2705336

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

2050 Diplomat Drive	Dallas, TX	75234

(Address of principal executive offices)		(Zip Code)
Company’s telephone number, including area code (972) 241-4080
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 1, 2007, Natural Health Trends Corp. (the “Company”) received a letter from The Nasdaq Stock Market (the “Nasdaq Letter”) stating that the Company is not in compliance with the audit and compensation committee requirements for continued listing on The Nasdaq Stock Market under Marketplace Rules 4350(d)(2) and 4350(c)(3), respectively. As previously disclosed, Colin O’Brien and Terrence M. Morris resigned from the Company’s Board of Directors on February 19, 2007. Messrs. O’Brien and Morris were the sole members of the Compensation Committee and, together with Anthony B. Martino, were members of the Audit Committee. The Company is required to provide the Nasdaq Stock Market the Company’s specific plan and timetable to achieve compliance with the Rules on or before March 16, 2007. The Company intends to timely submit a plan for achieving compliance to Nasdaq.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     99. Press Release of the Company dated March 6, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL HEALTH TRENDS CORP. Date: March 6, 2007
By:	/s/ Chris Sharng
	Name:	Chris Sharng
	Title:	President

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